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                                                                    Exhibit 23.2
                                                                    ------------




                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Motorola, Inc.:


          We consent to the incorporation by reference in this Registration Statement on Form S-3 dated October 25, 2001 of Motorola, Inc. filed pursuant to Rule 462(b) of the Securities Act of 1933, which Registration Statement incorporates by reference the Registration Statement on Form S-3 (No. 333-58176), as amended, of Motorola, Inc., of our reports dated January 10, 2001, except as to Note 4, which is as of January 31, 2001, with respect to the consolidated balance sheets of Motorola, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows and the related consolidated financial statement schedule for each of the years in the three-year period ended December 31, 2000, which reports appear in or are incorporated by reference in the annual report on Form 10-K of Motorola, Inc. for the year ended December 31, 2000 and to the reference to our firm under the heading "Experts" in the prospectus.


                                       /s/ KPMG LLP


Chicago, Illinois
October 25, 2001